Exhibit 1.1

UAP HOLDING CORP.

Common Stock

UNDERWRITING AGREEMENT

November     , 2004

GOLDMAN, SACHS & CO.
CREDIT SUISSE FIRST BOSTON LLC
UBS SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
WILLIAM BLAIR & COMPANY, LLC
CIBC WORLD MARKETS CORP.
As Representatives of the several Underwriters named on Schedule I,
c/o Goldman, Sachs & Co.,
85 Broad Street
New York, N.Y. 10004

Ladies and Gentlemen:

1. Introductory. UAP Holding Corp., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to issue and/or sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), an aggregate of 3,125,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The stockholders of the Company listed on Schedule II hereto (collectively, the “Selling Stockholders”) propose to sell to you and the other Underwriters an aggregate of 20,312,500 shares of Common Stock. The aggregate of 23,437,000 shares of Common Stock to be sold by the Company and the Selling Stockholders are herein referred to as “Firm Shares.”

Certain of the Selling Stockholders propose to grant to you and the other Underwriters an option to purchase up to 3,515,625 additional Shares (the “Optional Shares”) for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Optional Shares are collectively referred to herein as the “Shares.” The term “subsidiary” as used in this Agreement shall mean any entity in which the Company will have a majority ownership interest, whether directly or indirectly, after the consummation of the transactions contemplated hereby.

As part of the offering contemplated by this Agreement, Credit Suisse First Boston LLC (the “Designated Underwriter”) has agreed to reserve out of the Firm Shares purchased by it under this Agreement, up to 1,171,875 shares of Common Stock, for sale to certain of the Company’s full-time employees, except for officers and directors of the Company (collectively, “Participants”), as set forth in the Prospectus (as defined below) under the heading “Underwriting” (the “Directed Share Program”). The shares of Common Stock to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company understands that the Underwriters propose to make a public offering of the Shares in the United States, as set forth in and pursuant to the Prospectus, as soon after the Effective Time (as defined below) and the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus (as defined below) in the United States and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters) in the United States. The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement (as defined below) or filed with the Securities and Exchange Commission by the Company pursuant to Rule 424(a) of the Rules (as defined below).

2. Representations and Warranties of the Company and the Selling Stockholders.

(a) The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of the Optional Shares Closing Date (each, as defined below) as follows:

(1) A registration statement (No. 333-114278) relating to the Shares, including a form of prospectus (“Registration Statement”), has been filed with the Securities and Exchange Commission (“Commission”) and either (i) has been declared effective under the Securities Act of 1933 (the “Securities Act”) and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (“initial registration statement”) has been declared effective, either (i) an additional registration statement (“additional registration statement”) relating to the Shares may have been filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act and, if so filed, has become effective upon filing pursuant to such Rule and the Shares all have been duly registered under the Securities Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Shares will all have been duly registered under the Securities Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Securities Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Securities Act, is hereinafter referred to as the “Initial Registration Statement”. The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement”. The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. The form of prospectus relating to the Shares, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Securities Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the “Prospectus”. No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act.

(2) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) at the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Securities Act and the published rules and regulations thereunder (the “Rules”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Securities Act and the Rules and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement, each conforms, and at the time of filing of the Preliminary Prospectus and the Prospectus, pursuant to Rule 424(b), or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Prospectus is included, each Registration Statement, the Preliminary Prospectus and the Prospectus will conform, in all respects to the requirements of the Securities Act and the Rules, and such documents do not include, nor will include, any untrue statement of a material fact or omits, nor will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Time of the Initial Registration Statement, the Initial Registration Statement, the Preliminary Prospectus and the Prospectus will conform in all respects to the requirements of the Securities Act and the Rules, such documents will not include any untrue statement of a material fact nor will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement, the Preliminary Prospectus or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(3) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission, and to the Company’s knowledge, no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

(4) All the issued and outstanding shares of capital stock or other equity interests of the Company are duly authorized and validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive or similar right. Except as set forth in the Prospectus and the Registration Statement, there are no outstanding shares, options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of the Company. The Common Stock conforms in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

(5) The Company and each of its subsidiaries (i) is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power and authority to own or lease its property and carry on its business as now being conducted; and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing, individually or in the aggregate, would have a Material Adverse Effect. A “Material Adverse Effect” means any material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries.

(6) This Agreement has been duly authorized, executed and delivered by the Company.

(7) The Shares to be issued and sold by the Company have been duly authorized for issuance and sale to the Underwriters by the Company, and when issued and sold against payment therefor by the Underwriters in accordance with the terms of this Agreement and when the certificate or certificates representing such Shares have been countersigned by a duly authorized signatory of the registrar for the Common Stock, will be validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive or similar right and will be free and clear of all liens, claims, security interests, or other encumbrances that are granted, created or expressly consented to by the Company including, without limitation, any restriction on transfer. The Shares to be sold by the Selling Stockholders are validly issued, fully paid and non-assessable.

(8) None of the Company and its subsidiaries is (A) in violation of its charter, by-laws, or other equivalent documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition, or result in the imposition of any penalty or the acceleration of any indebtedness, contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which the Company or any subsidiary is a party or by which it is bound or to which any of its assets or properties is subject (collectively, the “Agreements and Instruments”), or (C)

in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental agency or authority, which, in the case of clauses (B) and (C) would have, individually or in the aggregate, a Material Adverse Effect.

(9) Neither the execution, delivery and performance of this Agreement by the Company nor the issuance and sale of the Shares to be sold by the Company, will violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any subsidiary or an acceleration of any indebtedness of the Company or any subsidiary pursuant to, (i) the certificate of incorporation or the bylaws of the Company, (ii) any of the Agreements or Instruments, (iii) any law, statute, rule or regulation applicable to the Company or any subsidiary or their respective assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any subsidiary or their respective assets or properties, except, in the case of clause (ii), (iii) and (iv), where such violations, conflicts, breaches or defaults would not have, either individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby or thereby. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court, governmental agency or body, administrative agency or authority, domestic or foreign, is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Shares to be sold by the Company, except (1) such as have been or will be obtained or made on or prior to the Closing Date, (2) such consents, approvals, authorizations, orders, filings, registrations, qualifications, licenses or permits as may be required by National Association of Securities Dealers, Inc. (the “NASD”), (3) for such consents, approvals, authorizations or orders as would not adversely affect the Underwriters and as would not have, either individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby or thereby and (4) such as may be required under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and foreign or state securities or “Blue Sky” laws in connection with the issuance and sale of the Shares.

(10) Except as set forth in the Registration Statement and Prospectus, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency or authority, domestic or foreign, pending or, to the knowledge of the Company, threatened against the Company or any subsidiary or, to the knowledge of the Company, to which the business, assets or property of the Company or any subsidiary may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental body or agency, domestic or foreign,

(C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any subsidiary is subject, in each case, that would, individually or in the aggregate, (1) have a Material Adverse Effect or (2) adversely affect the consummation of any of the issuance of the Shares, assuming, in the case of clause (A), such action, suit or proceeding is determined adversely to the Company or any subsidiary. To the knowledge of the Company, every request of any securities authority or agency of any jurisdiction for additional information with respect to the issuance and sale of Shares, the execution and delivery of this Agreement that has been received by the Company or any subsidiary or their counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with in all material respects.

(11) Except as would not have a Material Adverse Effect, no strike, slowdown, work stoppage or labor dispute by the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is threatened.

(12) Except as set forth in the Registration Statement and Prospectus, the Company and each of its subsidiaries (A) is in compliance with all laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property (“Environmental Laws”), other than noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval would not have, either individually or in the aggregate, a Material Adverse Effect. All currently pending and, to the knowledge of the Company, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental investigations by any governmental agency or authority, in each case arising out of or related to a violation of any Environmental Law, that would result in a Material Adverse Effect are fully and accurately described in all material respects in the Registration Statement and Prospectus.

(13) The Company and each of its subsidiaries have (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and have made all declarations and filings with, all applicable governmental agencies and authorities, all self regulatory authorities and all courts (each, an “Authorization”) necessary to engage in the business conducted by it in the manner described in the Registration Statement and Prospectus, except where the failure to have such Authorizations would not, individually or in the aggregate, have a Material Adverse Effect, and (B) no reason to believe that any governmental agency or authority, domestic or foreign, is considering limiting, suspending or revoking any such

Authorization, except where such limitation, suspension or revocation would not, individually or in the aggregate, have a Material Adverse Effect.

(14) The Company and each of its subsidiaries has good and marketable title in fee simple to all items of owned real property, in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (A) such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such subsidiary to an extent that such interference would have a Material Adverse Effect, or (B) liens, encumbrances, security interests or other defects or claims described in the Prospectus or the Registration Statement. Any real property, personal property and buildings held under lease by the Company or any subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary to the extent that such interference would have a Material Adverse Effect.

(15) The Company and each of its subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, computer programs, technical data and information (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by it as described in the Prospectus and the Registration Statement, except where the failure to own, possess or have the right to employ such Intellectual Property, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any subsidiary has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that would have a Material Adverse Effect.

(16) All tax returns required to be filed by the Company and each of its subsidiaries have been timely filed in all jurisdictions where such returns are required to be filed and all such returns are correct, complete and accurate; and all taxes, including, without limitation, withholding taxes, income taxes, value added taxes and franchise taxes, penalties, interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and except where the failure to make such required filings or payments or the failure to be complete, correct and accurate, would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, (i) there are no proposed additional tax assessments against any of the Company or the subsidiaries or their assets or property, except for such proposed additional tax assessments as, individually or in the aggregate, would not have a Material Adverse Effect; and (ii) there are no tax audits or investigations pending, which if adversely determined, individually or in the aggregate, would have a Material Adverse Effect.

(17) Neither the Company nor any subsidiary has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any subsidiary makes a contribution and in which any employee or former employee of the Company or any subsidiary is a participant, except for such liabilities as, individually or in the aggregate, would not have a Material Adverse Effect. With respect to such plans, the Company and each of its subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except for such noncompliance as, individually or in the aggregate, would not have a Material Adverse Effect.

(18) Neither the Company nor any subsidiary is, nor shall be after giving effect to the offering and sale of the Shares, an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

(19) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(20) The Company and each of its subsidiaries maintain insurance covering their properties, assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses as conducted in the ordinary course.

(21) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(22) The Company has not offered, or caused the Underwriters to offer, any Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(23) Neither the Company nor any of its affiliates have entered into, and neither the Company nor any of its affiliates will enter into, any contractual arrangement with respect to the distribution of the Shares except for this Agreement.

(24) As of August 29, 2004, neither the Company nor any subsidiary had any material liabilities or obligations, direct or contingent, that were not set forth in the consolidated balance sheet of the Company as of such date or in the notes thereto set forth in the Prospectus. Since August 29, 2004, except as set forth or contemplated in the Prospectus or the Registration Statement (including, without limitation, as contemplated by this Agreement), (A) neither the Company nor any subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that, individually or in the aggregate, would have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (B) there has not been change, or any development or event that, either individually or in the aggregate, would have a Material Adverse Effect, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (D) there has not been any material change in the long-term debt of the Company or any of the subsidiaries, except, in the case of clause (D), for borrowings incurred in the ordinary course of business under the Credit Agreement, dated as of November 24, 2003 among United Agri Products, Inc., United Agri Products Canada, the Company and the Credit Parties that are parties thereto, as amended.

(25) Neither the Company nor any subsidiary (or any agent thereof acting on their behalf, other than the Underwriters or any affiliate of the Underwriters, as to which no representation is made) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Shares to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect at the Effective Time and from time to time thereafter.

(26) Deloitte & Touche LLP, whose report is filed with the Commission as a part of the Registration Statement are and, during the periods covering their report, were an independent registered public accounting firm accountants as required by the Securities Act and applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States). The historical financial statements and the notes thereto of the ConAgra Agricultural Products Business and the Company included in the Registration Statement, comply as to form in all material respects with the requirements applicable to registration statements on

Form S-1 under the Securities Act and present fairly in all material respects the consolidated and combined financial position, results of operations, cash flows and changes in stockholder’s net investment and advances of the ConAgra Agricultural Products Business and the Company at the respective dates and for the respective periods indicated. All such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed therein). The other financial information and data included in the Prospectus or the Registration Statement are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and each of the subsidiaries. The pro forma financial statements and related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial information and have been properly compiled on the bases described therein, and the assumptions used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(27) Except as described in the Prospectus or Registration Statement, there are no contracts, agreements or understandings between the Company or any subsidiary and any other Person other than the Underwriters pursuant to this Agreement that would give rise to a valid claim against the Company, any such subsidiary or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Shares.

(28) The statistical and market related data and forward-looking statements (as such forward-looking statements are described in the Registration Statement under the caption “Disclosure Regarding Forward-Looking Statements”) included in the Preliminary Prospectus, the Prospectus and Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent its good faith estimates that are made on the basis of data derived from such sources.

(29) Each certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Representatives pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Company, to the Underwriters as to the matters covered by such certificate.

(30) Except as described in the Registration Statement, no holder of any security of the Company or any security or other interest that is convertible into or exchangeable for such security has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or Prospectus or to demand registration of any security owned by such holder for a period of 180 days after the date of this Agreement. Each director, executive officer and stockholder of the Company listed on Schedule III has delivered to the Representatives his enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(31) There are no affiliations with the NASD among the Company’s officers, directors or, to the best of the knowledge of the Company, any stockholder of the Company, except as set forth in the Registration Statement and the Prospectus or otherwise disclosed in writing to the Representatives.

(32) The Shares have been approved for quotation on the NASDAQ National Market, subject to official notice of issuance. A registration statement with respect to the Shares has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

(33) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or the quotation of the Shares on the NASDAQ National Market nor has the Company received any notification that the Commission or the NASDAQ National Market is contemplating terminating such registration or quotation.

(34) The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 of this Agreement, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

(35) The Company has delivered irrevocable instructions to the trustee of its deferred compensation plans directing such trustee to distribute to the Individual Selling Stockholders (as defined below) upon the Firm Shares Closing Date all Shares to be sold by the Individual Selling Stockholders pursuant to this Agreement and all other actions necessary and appropriate to deliver the Shares to be sold by the Individual Selling Stockholders on the Firm Shares Closing Date have been or will be taken.

(b) Each of the Fund Selling Stockholders (as defined on Schedule II hereof), jointly and severally, on the one hand, and the Individual Selling Stockholders (as defined on Schedule II hereof), severally and not jointly, on the other hand, represent and warrant to, and agree with, the several Underwriters as of the date hereof, as of the Firm Shares Closing Date and as of the Optional Shares Closing Date, if any, that:

(1) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) at the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Securities Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) at the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Securities Act and the Rules and Regulations, did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement, each conforms, and at the time of filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Prospectus is included, each Registration Statement, Preliminary Prospectus and the Prospectus will conform, in all respects to the requirements of the Securities Act and the Rules and Regulations, and such documents do not include, nor will include, any untrue statement of a material fact nor omits, nor will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: at the Effective Time of the Initial Registration Statement, the Initial Registration Statement, the Preliminary Prospectus and the Prospectus will conform in all respects to the requirements of the Securities Act and the Rules and Regulations, such documents will not include any untrue statement of a material fact nor will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the representations and warranties in this paragraph 2(b)(1) shall apply only to the extent that any statements in, or omissions from, the Registration Statement, the Preliminary Prospectus or the Prospectus are based on, and in conformity with, written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in the Registration Statement, the Preliminary Prospectus or the Prospectus. With respect to the preceding sentence, the Underwriters acknowledge that the only information furnished in writing to the Company by or on behalf of such Selling Stockholder specifically for use in the Registration Statement or the Prospectus is that information described in Section 7(b) of this Agreement.

(2) Except as disclosed in the Prospectus or Registration Statement, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(3) Such Selling Stockholder has, in the case of the Fund Selling Stockholders, executed the necessary documents evidencing the Shares to be sold by such Fund Selling Stockholder and delivered such documents to Mellon Investor Services LLC

(the “Custodian”) with a signature appropriately guaranteed, with such documents to be held in custody by the Custodian for delivery, pursuant to the provisions of this Agreement.

(4) Such Selling Stockholder has executed an agreement dated ____________ among the Custodian substantially in the forms attached hereto as Exhibit B, in the case of the Fund Selling Stockholders, and Exhibit C, in the case of the Individual Selling Stockholders (the “Custody Agreement”).

(5) Such Selling Stockholder has granted an irrevocable power of attorney substantially in the form attached hereto as Exhibit D, in the case of the Fund Selling Stockholder, and Exhibit E, in the case of the Individual Selling Stockholder, (the “Power of Attorney”) to the person named therein, on behalf of such Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to facilitate the delivery of the Shares that are to be sold by such Selling Stockholder pursuant hereto.

(6) This Agreement, the Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and legally binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except that the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and except that no representation or warranty is made with respect to the provisions of Section 7 of this Agreement.

(7) Neither the execution and delivery by such Selling Stockholder of this Agreement, the Power of Attorney and the Custody Agreement nor the performance by such Selling Stockholder of his or its respective obligations therein and herein, including the sale and delivery of the shares of Common Stock to be sold by such Selling Stockholder, nor the consummation of the transactions contemplated hereby and thereby, will violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of such Selling Stockholder or any subsidiary or an acceleration of any indebtedness of such Selling Stockholder or any subsidiary pursuant to, (i), if such Selling Stockholder is a Fund Selling Stockholder, the organizational documents of such Selling Stockholder, (ii) any indebtedness, contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or to which any of its assets or properties is subject, (iii) any law, statute, rule or regulation applicable to such Selling Stockholder or its assets or properties; or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over such Selling Stockholder or its assets or properties, except, in the case of clause (ii), (iii) and (iv) where such violations, conflicts, breaches or defaults would not have, either individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated hereby or thereby. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court, governmental agency or body, administrative agency or authority, domestic or foreign, is required to be obtained or made by such Selling Stockholder for (A) the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement and (B) the sale and delivery of the Firm Shares and Optional Shares to be sold by such Selling Stockholder pursuant to this Agreement, except (1) such as have been or will be obtained or made on or prior to the Closing Date, (2) such consents, approvals, authorizations, orders, filings, registrations, qualifications, licenses or permits as may be required by NASD, (3) for such consents, approvals, authorizations or orders as would not adversely affect the Underwriters and as would not have, either individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of such Selling Stockholder or the Company to consummate the transactions contemplated hereby or thereby and (4) such as may be required under the Securities Act, the Exchange Act and foreign or state securities or “Blue Sky” laws in connection with the sale of the Shares.

(8) In the case of a Fund Selling Stockholder, such Selling Stockholder has, and in the case of each Selling Stockholder, on each Closing Date such Selling Stockholder will have, valid title to the Shares to be sold by such Selling Stockholder on each Closing Date free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer.

(9) Such Selling Stockholder has, and on each Closing Date will have, full legal right, power and authority, and any approval required by law, to sell, assign, transfer and deliver the shares of Common Stock to be sold by such Selling Stockholder on such Closing Date in the manner provided by this Agreement.

(10) Upon delivery of and payment for the shares of Common Stock to be sold by such Selling Stockholder on each Closing Date pursuant to this Agreement, the several Underwriters will receive valid title to such shares of Common Stock free and clear of any lien, claim, mortgage, pledge, security interest or other encumbrance granted, created or expressly consented to by such Selling Stockholder.

(11) Such Selling Stockholder has not taken nor will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(12) The representations and warranties of such Selling Stockholder in such Stockholder’s respective Custody Agreement are, and on each Closing Date will be, true and correct.

3. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions herein:

(a) The Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders at a purchase price of $             per Share (the “Initial Share Price”), the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names on Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders as and to the extent indicated in Schedule II hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the each such Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

(b) The Fund Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 3,515,625 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys in Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the Firm Shares Closing Date (as defined in Section 3(c) hereof) or, unless you and the Attorneys in Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

(c) Payment of the purchase price for, and delivery of the Firm Shares shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, 10036, at 10:00 a.m., New York City time, on the fourth business day following the date of this Agreement or at such time on such other date, not later than seven (7) business days after the date of this Agreement, as shall be agreed upon by the Company, the Selling Stockholders and the Representatives (such time and date of delivery and payment are called the “Firm Shares Closing Date”). In addition, if any or all of the Optional Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of the certificates, for such Optional Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Company and the Fund Selling Stockholders, on each date of delivery as specified in the notice from the Representatives to the Company (such time and date of delivery and payment are called the “Optional Shares Closing Date”). The Firm Shares Closing Date and any Optional Shares Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(d) Payment for (i) the Firm Shares shall be made by wire transfer of immediately available (same day) funds to the respective bank accounts designated by the Company and the Custodian not less than 24 hours prior to the applicable Closing Date, and (ii) the Optional Shares shall be made to the Custodian by wire transfer of immediately available (same day) funds to the respective bank account designated by the Custodian not less than 24 hours before the Optional Shares Closing Date, in each case, against delivery of the respective certificates to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them.

(e) The Shares to be purchased hereunder will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company and the Selling Stockholders with The Depository Trust Company (“DTC”) or its designated custodian. The Company and the Selling Stockholders, severally and not jointly, will deliver the Shares to the Representatives for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor in accordance with Section 3(d), by causing DTC to credit the Shares to the account of Goldman, Sachs & Co. (“Goldman Sachs”) at DTC. Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Optional Shares, on the day of notice of exercise of the option as described in Section 3(c) and shall be delivered by or on behalf of the Company and the Selling Stockholders to the Underwriters through the facilities of DTC for the account of each of such Underwriters. The Company and the Selling Stockholders will cause the certificates representing the Shares to be made available for checking and packaging, at such place as is designated by the Representatives, on the business day before the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees and, where indicated, the Fund Selling Stockholders, jointly and severally, on the one hand, and the Individual Selling Stockholders, severally and not jointly, on the other hand, agree with the several Underwriters that:

(a) The Company will use its commercially reasonable efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules.

(b) The Company will advise the Representatives promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the Representatives’ consent, which consent shall not be unreasonably withheld; and the Company will also advise the Representatives promptly of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will, or if such statements or omissions were made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholders expressly for use in the Prospectus, the Selling Stockholders will, promptly notify the Representatives of such event and the Company will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Securities Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e) The Company will furnish to the Representatives copies of each Registration Statement (four of which will be signed copies and will include all exhibits), each related Preliminary Prospectus, and, so long as a prospectus relating to the Shares is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Date of the Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents. If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, that the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(g) For the period specified below (the “Lock-Up Period”), except for the issuance of the Shares pursuant to the Registration Statement, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to shares of Common Stock or any securities convertible into or exchangeable or exercisable for any such securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing. The initial Lock-Up Period will commence on the date of this

Agreement and continue for 180 days after the date of the Prospectus or such earlier date that Goldman Sachs consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company issues an earnings release or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman Sachs waives, in writing, such extension. The Company will provide Goldman Sachs with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period. Notwithstanding anything else to the contrary, this paragraph 5(g) shall not apply to (i) issuances of shares of Common Stock pursuant to the exercise of an option or the conversion of a security outstanding on the date of the Prospectus as described in the Registration Statement and Prospectus, (ii) the issuance of options and shares of Common Stock under the Company’s stock option, deferred compensation and long-term incentive plans described in the Prospectus; (iii) the issuance of shares of Common Stock (or options, warrants or convertible securities in respect thereof) in connection with a bona fide merger or acquisition transaction, provided that the shares of Common Stock (or such options, warrants and convertible securities so issued) are subject to the terms of a lock-up letter having provisions that are substantially the same as the provisions of Section 5(h) of this Agreement, and (iv) the filing by the Company with the Commission of any Registration Statement on Form S-8 and (v) the sale to the Underwriters of the Shares to be sold by the Company hereunder.

(h) For a period of 180 days after the Firm Shares Closing Date, the Selling Stockholders will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, shares of Common Stock or any securities convertible into or exchangeable or exercisable for any such securities, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock, whether any of these transactions are to be settled by delivery of any Common Stock or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Goldman Sachs provided that the foregoing shall not apply to: (i) any sale of shares of Common Stock acquired by such Selling Stockholder in the open market following the public offering of the shares of Common Stock; (ii) any transfer of shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (A) to a family member or trust, (B) as a bona fide gift or gifts, (C) as a distribution to partners, members of stockholders of such Selling Stockholder provided that such transfers shall not involve a disposition for value, or (D) pursuant to a sale of 100% of the outstanding shares of Common Stock of the Company (including, without limitation, in connection with a tender offer for such shares of Common Stock or by way of merger of the Company with another person) to a third party or group of third parties that are not affiliates of the Company; (iii) any transfer of shares of Common Stock by such Selling Stockholder to the Company deemed to occur upon the cashless exercise of options granted pursuant to the Company’s employee benefit plans existing as of the date of this Agreement and (iv) the sale of shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement; provided however that (x) in the case of any transfer or distribution pursuant to clause (ii)(A), (ii)(B) or (ii)(C), each transferee, donee or distributee, as applicable, agrees in writing to be bound by the terms of a lock-up letter having provisions that are substantially the same as the provisions of this Lock-Up Agreement, and (y) in the case of clause (ii)(D), the third party or group of third parties agree in writing to be bound by the restrictions set forth in this Lock-Up Agreement until such time as such third party or group of third parties have acquired 100% of the outstanding shares of Common Stock; and (z), in the case of clause (i) and (iii), such sales, transfers or distributions are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise, and no other public filing or report regarding such sales, transfers or distributions is voluntarily effected by such Selling Stockholder.

(i) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares (including fees and disbursements of counsel) and the performance of the obligations of the Company and the Selling Stockholders under this Agreement including those relating to: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including exhibits thereto), any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers and the fees, disbursements and expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions as the Representatives shall reasonably designate, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (ii) the cost of producing this Agreement, and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) the preparation and delivery of certificates for the Shares; (iv) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company and the Selling Stockholders to the Underwriters; (v) all fees and expenses in connection with listing the Shares on the NASDAQ National Market; (vi) the filing fees incident to any required review by the NASD of the terms of the sale of the Shares; (vii) the cost and charges of any transfer agent or registrar; (viii) the fees and expenses of one counsel for the Selling Stockholders; (ix) travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares, including the costs of aircraft chartered in connection with attending or hosting such meetings; and (x) all other costs and expenses incident to the performance of its and each Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this paragraph. Each of the Selling Stockholders will pay the following: (i) any fees, disbursements and expenses of its counsel if it should choose to use separate counsel from the one referred to in clause (a)(viii) of this paragraph as well as fees, disbursements and expenses of its accountants, if any and (ii) its pro rata share of all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. Except as provided in this Section 5 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any expenses for any “tombstone” advertisement placed in connection with the sale of the Shares.

(j) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the NASDAQ National Market (including any required registration under the Exchange Act and the rules and regulations promulgated thereunder).

(k) The Company will apply the net proceeds that it receives from the offering of the Shares in the manner set forth under “Use of Proceeds” in the Prospectus.

(l) The Company will use its commercially reasonable efforts to permit the Shares to be eligible for clearance and settlement through DTC.

(m) The Company will use its commercially reasonable efforts to do and perform all things required to be done and performed by it under this Agreement and any other related agreements prior to or after each Closing Date and to satisfy all conditions precedent on its part to the obligations of the Underwriters to purchase and accept delivery of the Shares.

(n) The Company will direct the transfer agent for the Common Stock to place stop transfer restrictions on shares of Common Stock held by persons listed in Schedule III hereto to prevent the transfers of Common Stock other than as permitted by the Lock-up Agreement signed by such persons substantially in the form of Exhibit A hereto.

(o) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted.

(p) The Company will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties,

similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the sale of Directed Shares in foreign jurisdictions in the Directed Share Program.

(q) The Company covenants with the Underwriters that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(r) Each Individual Selling Stockholder covenants to execute the necessary documents evidencing the Shares to be sold by such Individual Selling Stockholder hereunder and deliver such documents to the Custodian, on the Firm Shares Closing Date, with a signature appropriately guaranteed, for delivery by the Custodian, pursuant to the provisions of this Agreement.

6. Conditions of the Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the Closing Date and the Optional Shares to be purchased on each Optional Shares Closing Date will be subject to the accuracy on each Closing Date as if made on and as of such Closing Date (other to the extent any such representation or warranty is expressly made as of a certain date) of the representations and warranties of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received at the time this Agreement is executed and on each Closing Date a signed letter from Deloitte & Touche LLP addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, including, but not limited to, the matters set forth in Exhibit F hereto.

(b) The Representatives shall have received on each Closing Date from O’Melveny & Meyers LLP, counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form set forth in Exhibit G hereto.

(c) The Representatives shall have received on each Closing Date from Todd Suko, Vice President, Legal & Regulatory Services of the Company, an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form set forth in Exhibit H hereto.

(d) The Representatives shall have received on each Closing Date from Akin Gump Strauss Hauer Feld LLP, counsel for each of Apollo Investment Fund V, L.P., a

Delaware limited partnership, Apollo Overseas Partners V, L.P., a Cayman exempt limited partnership, Apollo Netherlands Partners V (A), L.P., a Cayman exempt limited partnership, Apollo Netherlands Partners V (B), L.P., a Cayman exempt limited partnership, and Apollo German Partners V Gmbh & Co. KG, a company formed under the laws of Germany, an opinion, with respect to Apollo Investment Fund V, L.P. addressed to the Representatives and dated such Closing Date, substantially in the form set forth in Exhibit I hereto.

(e) The Representatives shall have received on each Closing Date from Walkers, counsel for each of Apollo Overseas Partners V, LP, Apollo Netherlands Partners V (A), LP and Apollo Netherlands Partners V (B), LP, an opinion with respect to such Cayman exempt limited partnerships, addressed to the Representatives and dated such Closing Date, substantially in the form set forth in Exhibit J hereto.

(f) The Representatives shall have received on each Closing Date from Faegre & Benson, LLP, counsel for each of the Individual Selling Stockholders, an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form set forth in Exhibit K hereto.

(g) Representatives shall have received on the Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP an opinion reasonably satisfactory to the Representatives, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Skadden, Arps, Slate, Meagher & Flom LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(h) Each of the Power of Attorney and the Custody Agreement shall be reasonably satisfactory in form and substance to the Representatives when executed and delivered by the respective parties thereto and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provisions thereof since the date of this Agreement.

(i) The Shares shall have been approved for quotation on the NASDAQ National Market, subject only to official notice of issuance.

(j) The Prospectus shall have been filed with the Commission in accordance with Section 5(a) of this Agreement. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, no order having the effect of ceasing or suspending the distribution of the Shares shall have been issued or proceedings therefore initiated or threatened by any securities commission, securities regulatory authority or stock exchange in the United States and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. If the Company has elected to rely upon Rule 434, a term sheet shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period.

(k) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares; (iv) any material suspension or material limitation of trading in securities generally on the NASDAQ National Market, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares.

(l) The Representatives shall have received a certificate, dated as of such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the

Company in this Agreement are true and correct on each Closing Date as if made on and as of such Closing Date (other than to the extent any such representation or warranty is expressly made as of a certain date); the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; any additional registration statement satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Securities Act, prior to the time the Prospectus was printed and distributed to any Underwriter; subsequent to the dates of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate; they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Time, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the Effective Time, no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus.

(m) The Representatives shall have received a certificate, dated as of such Closing Date, of each Selling Stockholder, or a duly authorized representative thereof, in which such Selling Stockholder shall state that: the representations and warranties of such Selling Stockholder in this Agreement are true and correct on the Closing Date as if made on and as of the Closing Date (other than to the extent any such representation or warranty is expressly made as of a certain date); such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Time, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading only to the extent that any statements in or omissions from such Registration Statement or Prospectus are based on written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use therein as described in Section 7(b) of this Agreement, and (B) since the Effective Time, no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus with respect to any written information furnished to the Company a Registration Statement or Prospectus by or on

behalf of such Selling Stockholder specifically for use therein as described in Section 7(b) of this Agreement.

(n) The Custodian will to deliver to the Representatives a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(o) The Representatives shall have received a copy of a Lock-Up Agreement substantially in the form of Exhibit A hereto executed by each entity or person listed on Schedule III hereto.

The Company and the Selling Stockholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Shares Closing Date or otherwise.

7. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession, discount and reallowance figures appearing in the fifth paragraph under the caption “Underwriting” and the information contained in the twelfth and nineteenth paragraphs under the caption

“Underwriting”1; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares concerned, to the extent that a prospectus relating to such Shares was required to be delivered by such Underwriter under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results solely from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Registration Statement or Prospectus if the Company had previously furnished copies thereof to such Underwriter within a reasonable period of time to allow delivery by such Underwriter at or prior to written confirmation of the sale of the Shares and the Prospectus would have corrected the defect contained in the Preliminary Prospectus giving rise to such loss, claim, damage, liability or action. Notwithstanding anything in the foregoing to the contrary, the Management Selling Stockholders shall not be liable under this Section 7(a) for any amount in excess of the aggregate gross proceeds, after underwriting commissions and discounts, but before expenses, of the sale of Shares received by such Management Selling Stockholder.

The Company agrees to indemnify and hold harmless the Designated Underwriter and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

(b) The Fund Selling Stockholders, jointly and severally, on the one hand, and the Individual Selling Stockholders, severally and not jointly, on the other hand, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and affiliates and each person who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or

[1]	To be conformed to Final Amendment

several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that a Selling Stockholder will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, it being understood that the only such information furnished by the Selling Stockholders consists of the following information in the Registration Statement or the Prospectus furnished on behalf of the Selling Stockholders: with respect to the Fund Selling Stockholders only the statements contained under the caption “Prospectus Summary—Apollo” and with respect to all Selling Stockholders, the statements relating to the Selling Stockholders contained under the caption “Principal and Selling Stockholders”; provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of shares of Common Stock sold by such Selling Stockholder hereunder.

(c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, their directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and each Selling Stockholder, and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company, and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting” and the information contained in the twelfth and nineteenth paragraphs under the caption “Underwriting.”2

(d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 7(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Securities Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. In the event the

[2]	To be conformed to Final Amendment

indemnifying party does not assume the defense of any action brought against an indemnified party, the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified persons, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against such action or proceeding, unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) an indemnified party reasonably determines that there may be conflicting interests between such indemnified party and other indemnified parties in conducting the defense of such action, including situations in which there are one or more legal defenses available to such indemnified party that are different from or in addition to those available to other indemnified parties.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; and

(ii) no Selling Stockholder shall be required to contribute any amount in excess of the aggregate gross proceeds, after underwriting commissions and discounts, but before expenses, of the sale of Shares received by such Selling Stockholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders obligation in this subsection (e) to make contribution payments are several and not joint with respect to each other Selling Stockholder; provided, that each of the Fund Selling Stockholders’ obligations in subsection (e) to make contribution payments are several and joint with respect to the obligations of the other Fund Selling Stockholders. The provisions of this Section 7 shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

(f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Securities Act.

8. Default of Underwriters.

(a) If any Underwriter shall default in its obligation to purchase Shares hereunder on any Closing Date, the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters (other than the defaulting Underwriter or Underwriters), to purchase such Shares on the terms contained herein. If, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties reasonably satisfactory to the Underwriters to purchase such Shares on such terms. If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of Shares which remains unpurchased does not exceed 10 percent of the number of Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or

Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholders as provided in Sections 8(a) or (b) hereof, the aggregate number of Firm Shares which remains unpurchased exceeds 10% of the amount of Firm Shares that all the Underwriters are obligated to purchase on the applicable Closing Date, respectively, then this Agreement shall terminate (or, with respect to a Closing Date which occurs after the Firm Shares Closing Date, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares to be purchased, shall terminate) without liability on the part of any non-defaulting Underwriter to the Company or the Selling Stockholders and without liability on the part of the Company or the Selling Stockholders, except as provided in Section 9 hereof. The provisions of this Section 8 shall not in any way affect the liability of any defaulting Underwriter to the Company, the Selling Stockholders or the non-defaulting Underwriters arising out of such default. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(i) and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 7 shall remain in effect, and if any Shares have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8, the Company and the Selling Stockholders will, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses

(including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Shares.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Goldman, Sachs & Co., 85 Broad Street, New York, N.Y. 10004, Attention: Registration Department, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 7251 W. 4th Street, Greeley, Colorado 80634, Attention: Chief Financial Officer, with a copy to O’Melveny & Myers LLP, Times Square Tower, 7 Times Square, New York, New York 10036, Attention: Rosa A. Testani, Esq., or, if sent to the Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to them, in the case of the Fund Selling Stockholders, c/o Apollo Management, L.P., 1301 Avenue of the Americas, New York, New York, Attention: Joshua J. Harris, and in the case of the Individual Selling Stockholders, c/o Todd Suko, 7251 West 4th Street, Greeley, Colorado 80634, with a copy to Faegre & Benson LLP, 1700 Lincoln Street, Suite 3200, Denver, Colorado 80203; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters. Joshua J. Harris will act for the Fund Selling Stockholders in connection with the transactions contemplated by this Agreement, and any action under or in respect of this Agreement taken by Joshua J. Harris will be binding upon the Fund Selling Stockholders. The Attorneys (as defined in the Powers of Attorney), or any one of them, will act for the Individual Selling Stockholders in connection with the transactions contemplated by this Agreement, in accordance with the authority conferred upon them by the Powers of Attorney, and any action under or in respect of this Agreement taken by the Attorneys will be binding upon the Individual Selling Stockholders.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Waiver of Jury Trial. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Selling Stockholders waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

16. The Company and the Selling Stockholders each hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

UAP HOLDING CORP.

By:
Name:
Title:

By:
Name:
Title:

APOLLO INVESTMENT FUND V, LP,
APOLLO OVERSEAS PARTNERS V, L.P.,
APOLLO NETHERLANDS PARTNERS V (A),
LP, APOLLO NETHERLANDS PARTNERS V
(B), LP, APOLLO GERMAN PARTNERS V
GMBH & Co. KG
L. KENNY CORDELL
BRYAN S. WILSON
DAVID W. BULLOCK
DAVE TRETTER
ROBERT A. BOYCE, JR.
JOSHUA J. HARRIS
ROBERT KATZ
MARC E. BECKER
STAN PARKER
CARL J. RICKERSTEN
THOMAS MIKLICH
[Other Individual Selling Stockholders],
AS SELLING STOCKHOLDERS

By:
Name:
Title:	Attorney-In-Fact on behalf of each of the Selling Stockholders

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN, SACHS & CO.
CREDIT SUISSE FIRST BOSTON LLC
UBS SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
WILLIAM BLAIR & COMPANY, LLC
CIBC WORLD MARKETS CORP.

By GOLDMAN, SACHS & CO.

By:
(GOLDMAN, SACHS & CO.)

By CREDIT SUISSE FIRST BOSTON LLC

By:
Name:
Title:

On behalf of themselves and the several Underwriters.

37